Exhibit T3G
CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)
HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1201 Market Street, Ste 1001
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Kevin T. O’Brien, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)
Bally Total Fitness Holding Corporation
(Exact name of obligor as specified in its charter)

Delaware	36-3228107
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8700 West Bryn Mawr Avenue
Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)
15-5/8% / 14% Senior Subordinated Toggle Notes due 2013
(Title of Indenture Securities)

General
Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervisory authority to which it is subject.
Comptroller of the Currency, New York, NY.
Federal Deposit Insurance Corporation, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.
(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None
Item 3. Not applicable.
Item 4. Trusteeships Under Other Indentures.
HSBC Bank USA, National Association (“HSBC”) currently acts as successor indenture trustee under (i) that certain Indenture dated as of October 7, 1997, as amended, by and between HSBC, as Trustee, and Bally Total Fitness Holding Corporation (“Bally”), as Issuer, and (ii) that certain Indenture dated as of December 16, 1998, as amended, by and between HSBC, as Trustee, and Bally, as Issuer (collectively, the “Existing Indentures”). Pursuant to the Existing Indentures, Bally issued its 9-7/8% Senior Subordinated Notes due 2007 in the outstanding principal amount of $300,000,000 (the “Existing Notes”). One or more Events of Default exist under the terms of the Existing Indentures at this time, including the failure of the Issuer to pay the semi-annual installment of interest due on the Existing Notes on April 16, 2007. This T-1 Application relates to a new indenture that the Issuer would only enter into following approval of a pre-packaged chapter 11 plan of reorganization that it has filed in its chapter 11 bankruptcy case. The new indenture that is the subject of this T-1 Application would not go into effect and no notes would be issued thereunder unless and until Bally confirms the contemplated chapter 11. That chapter 11 plan, through the new indentures, would replace all indebtedness evidenced by the Existing Notes issued under the Existing Indentures with new notes and discharge the Existing Indentures before the new indentures go into effect, thereby eliminating any “conflicting interest” that could otherwise have arisen within the meaning of Section 310 (b) of the Trust Indenture Act. Under the contemplated chapter 11 plan, Bally would enter into the following indenture and HSBC would act as indenture trustee: Indenture, to be dated as of the effective date of the chapter 11 plan, between Reorganized Bally, as issuer, and HSBC, as Trustee, relating to the issuance of approximately $200,000,000 aggregate principal amount of 15-5/8% Senior Subordinated Toggle Notes due 2013 (the “New Subordinated Notes”). The New Subordinated Notes shall be subordinate in priority of payment to certain new senior second lien notes to be issued by Reorganized Bally.
Items 5-15. Not Applicable
Item 16. List of Exhibits
Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (March 31, 2007), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of August, 2007.

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Andres E Serrano
Andres E. Serrano
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

Please refer to page i,
Table of Contents, for
the required disclosure
of estimated burden. 1
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2007	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Clive Bucknall, Controller Name and Title of Officer Authorized to Sign Report
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

5/04/07

Date of Signature
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:
(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
Wilmington

City (TEXT 9130)

DE 19801

State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo

Name of Bank	City

in the state of New York, at the close of business March 31, 2007

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		2,951,161.00
b. Interest-bearing balances		3,386,323.00
Held-to-maturity securities		2,847,179.00
Available-for-sale securities		18,174,350.00
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0.00
b. Securities purchased under agreements to resell		16,548,555.00
Loans and lease financing receivables:
Loans and leases held for sale		5,308,314.00
Loans and leases net of unearned income	$83,419,165.00
LESS: Allowance for loan and lease losses	861,662.00
Loans and lease, net of unearned income, allowance, and reserve		$82,557,503.00
Trading assets		26,595,570.00
Premises and fixed assets		540,107.00
Other real estate owned		59,578.00
Investments in unconsolidated subsidiaries		291,775.00
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,111,113.00
Intangible assets: Other intangible assets		531,123.00
Other assets		7,106,517.00
Total assets		169,010,168.00

LIABILITIES

Deposits:
In domestic offices		80,879,473.00
Non-interest-bearing	11,577,425.00
Interest-bearing	69,302,048.00

		Thousands of dollars
In foreign offices		29,109,335.00
Non-interest-bearing	1,043,358.00
Interest-bearing	28,065,977.00

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		1,131,900.00
b. Securities sold under agreements to repurchase		749,271.00

Trading Liabilities		14,100,770.00
Other borrowed money		23,446,927.00
Bank’s liability on acceptances		NA
Subordinated notes and debentures		3,874,420.00
Other liabilities		3,458,706.00

Total liabilities		156,750,802.00

Minority Interests in consolidated Subsidiaries		658.00
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		10,121,497.00
Retained earnings		2,352,567.00
Accumulated other comprehensive income		-217,356.00
Other equity capital components		0

Total equity capital		12,258,708.00

Total liabilities, minority interests and equity capital		169,010,168.00